Exhibit 99.2
AVAGO TECHNOLOGIES FINANCE PTE. LTD.
OFFER TO EXCHANGE
$500,000,000 PRINCIPAL AMOUNT OF ITS 10-1/8% SENIOR NOTES DUE
2013, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(“THE SECURITIES ACT”), FOR ANY AND ALL OF ITS OUTSTANDING 10-1/8% SENIOR NOTES
DUE 2013
AND
OFFER TO EXCHANGE
$250,000,000 PRINCIPAL AMOUNT OF ITS SENIOR FLOATING RATE NOTES DUE
2013, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF
ITS OUTSTANDING SENIOR FLOATING RATE NOTES DUE 2013
AND
OFFER TO EXCHANGE
$250,000,000 PRINCIPAL AMOUNT OF ITS 11-7/8% SENIOR SUBORDINATED NOTES DUE 2015,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND ALL OF ITS
OUTSTANDING 11-7/8% SENIOR SUBORDINATED NOTES DUE 2015
, 2006
To Brokers, Dealers, Commercial Banks,
     Trust Companies and other Nominees:
          As described in the enclosed Prospectus, dated      , 2006 (as the same may be amended or supplemented from time to time, the “Prospectus”), and Letter of Transmittal (the “Letter of Transmittal”), Avago Technologies Finance Pte. Ltd., a Singapore private limited company (the “Company”), Avago Technologies U.S. Inc., a Delaware corporation (“Avago U.S.”), and Avago Technologies Wireless (U.S.A.) Manufacturing Inc., a Delaware corporation (together with Avago U.S., the “Subsidiary Co-Issuers”), and certain of the Company’s subsidiaries (each, a “Guarantor” and collectively, the “Guarantors”) are offering to exchange (the “Exchange Offers”) (a) an aggregate principal amount of up to $500,000,000 of their 10-1/8% Senior Notes due 2013 which have been registered under the Securities Act (the “Exchange Fixed Rate Senior Notes”), for any and all of their outstanding 10-1/8% Senior Notes due 2013 (the “Outstanding Fixed Rate Senior Notes”), (b) an aggregate principal amount of up to $250,000,000 of their Senior Floating Rate Notes due 2013 which have been registered under the Securities Act (the “Exchange Floating Rate Senior Notes” and, together with the Exchange Fixed Rate Senior Notes, the “Exchange Senior Notes”), for any and all of their outstanding Senior Floating Rate Notes due 2013 (the “Outstanding Floating Rate Senior Notes” and, together with the Outstanding Fixed Rate Senior Notes, the “Outstanding Senior Notes”) and (c) an aggregate principal amount of up to $250,000,000 of their 11-7/8% Senior Subordinated Notes due 2015 which have been registered under the Securities Act (the “Exchange Senior Subordinated Notes” and, together with the Exchange Senior Notes, the “Exchange Notes”), for any and all of their outstanding 11-7/8% Senior Subordinated Notes due 2015 (the “Outstanding Senior Subordinated Notes” and, together with the Outstanding Senior Notes, the “Outstanding Notes”) in integral multiples of $1,000, with a minimum permitted tender of $2,000, upon the terms and subject to the conditions of the enclosed Prospectus and related Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offers, except that the Exchange Notes are freely transferable by holders thereof. The Outstanding Notes are unconditionally guaranteed (the “Old Guarantees”) by the Guarantors, and the Exchange Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offers in exchange for the Old Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offers. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offers” include the Guarantors’ offer to exchange the New

Guarantees for the Old Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Outstanding Notes” include the related Old Guarantees. The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offers are subject to certain conditions described in the Prospectus.
          WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE. PLEASE BRING THE EXCHANGE OFFERS TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.
          Enclosed are copies of the following documents:
1.	The Prospectus;

2.	The Letter of Transmittal for your use in connection with the tender of Outstanding Notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

3.	A form of Notice of Guaranteed Delivery; and

4.	A form of letter, including a letter of instructions to a registered holder from a beneficial owner, which you may use to correspond with your clients for whose accounts you hold Outstanding Notes that are registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions regarding the Exchange Offers.
          Your prompt action is requested. Please note that the Exchange Offers will expire at 12:00 a.m. midnight, New York City time, on       , 2006 (the “Expiration Date”), unless the Company otherwise extends the Exchange Offers.
          To participate in the Exchange Offers, certificates for Outstanding Notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Outstanding Notes into the account of The Bank of New York (the “Exchange Agent”), at the book-entry transfer facility, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.
          The Company will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Outstanding Notes pursuant to the Exchange Offers. However, the Company will pay or cause to be paid any transfer taxes, if any, applicable to the tender of the Outstanding Notes to it or its order, except as otherwise provided in the Prospectus and Letter of Transmittal.
          If holders of the Outstanding Notes wish to tender, but it is impracticable for them to forward their Outstanding Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.
          Any inquiries you may have with respect to the Exchange Offers should be addressed to the Exchange Agent at its address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.
Very truly yours,
AVAGO TECHNOLOGIES FINANCE PTE. LTD.
          NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFERS, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.